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                                                        SELECT/EXHIBIT 99.(h)(3)

                        MORGAN STANLEY DISTRIBUTORS INC.

                          SHAREHOLDER SERVICE AGREEMENT

          This SHAREHOLDER SERVICE AGREEMENT ("Agreement") is made and entered into as of this 23rd day of October, 2003, by and between Morgan Stanley Distributors Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC") and Hartford Life and Annuity Insurance Company ("HL&AIC") (together HLIC and HL&AIC are referred to as the "Companies" and individually, a "Company").

          WHEREAS, the Distributor is the principal underwriter of Morgan Stanley Select Dimensions Investment Series (the "Fund"), an open-end investment Companies that serves as an investment vehicle for separate accounts established by insurance companies; and

          WHEREAS, the Fund has entered into a participation agreement with the Companies, dated May 31, 1997, as amended and restated on __________2003, as may be amended from time to time (the "Participation Agreement"), providing for the purchase by the Companies of shares of certain series of the Fund ("Portfolios") on behalf of its separate account(s) to fund certain variable life and annuity contracts ("Contracts"), each as specified in the Participation Agreement; and

          WHEREAS, the Fund has adopted a Plan of Distribution pursuant to Rule 12b-1 under the Investment Companies Act of 1940, as amended, relating to Class Y Shares of the Portfolios (the "Plan"), as described in the Portfolios' Class Y Shares Prospectus and Statement of Additional Information; and

          WHEREAS, the Plan authorizes the Distributor to enter into shareholder service agreements (such as this Agreement) with organizations selected by the Distributor (such as the Companies) whereby the Distributor may make payments to the Companies at a specified rate in consideration of shareholder services rendered.

          NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Distributor and the Companies agree as follows:

          1. The Distributor agrees to pay a fee to the Companies with respect to Class Y Shares of a Portfolio, in accordance with Section 2 below, for providing shareholder services in connection with Contract owner accounts (the "Service Activities") as described in the Plan. The Service Activities may include, without limitation: (a) education of agents concerning Portfolios of the Fund, (b) compensation of agents, and (c) servicing of Contract Owners, including, without limitation: (i) responding to customer inquiries; (ii) providing information to customers

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with respect to their investment in Class Y Shares of a Portfolio; and (iii)
servicing the account of each client or customer who has an investment in Class Y Shares of a Portfolio. The Companies acknowledges that it is responsible for all costs and expenses associated with the provision of the Service Activities hereunder.

          2. Subject to the Companies' continuing compliance with its obligations pursuant to Section 1 above, the Distributor will pay a fee to the Companies for providing the Service Activities, during the term of the Participation Agreement, at an annual rate of 0.25% of the average daily net assets invested in Class Y Shares of the then offered Portfolios under the Contracts identified in the Participation Agreement (excluding all assets invested during the right to cancel (free look) periods available under the Contracts) (the "Service Fee").

          Payment will be made on a monthly basis during the month following the end of each month and shall be prorated for any portion of such period during which this Agreement is in effect for less than the full month. The Service Fee will be calculated based on the average daily net assets invested in Class Y Shares of the applicable Portfolio(s) under the Contracts over a month (which shall be computed by totaling daily balances during the month and dividing such total by the actual days in the month). The Distributor will not be required to pay the Service Fee with respect to assets invested in Class Y Shares of a Portfolio upon the termination of the Plan with respect to Class Y Shares of the Portfolio. If, at any time, the fee payable by the Fund under the Plan with respect to Class Y Shares of the Portfolio is reduced, the Distributor will not be required to pay the Service Fee to the extent of the reduction.

          3. It is understood and agreed that the Distributor, acting reasonably and in good faith, may make final and binding determinations as to the Companies' continuing compliance under Section 1 above and as to the specific amount of the Companies' assets invested in Class Y Shares of the Portfolios that will be considered in determining the Service Fee.

          4. The Companies and the Distributor acknowledge that the Fund maintains the right, at any time and without notice to the Companies, to amend its current Prospectus, Statement of Additional Information or the Plan subject to the terms thereof. The Distributor agrees to provide notice to the Companies of the termination of the Plan or reduction in the fees payable by the Fund to the Companies under the Plan promptly once the Distributor has actual knowledge of such termination or reduction in fees. In the event the Plan is terminated or the fee payable by the Fund to the Companies under the Plan is reduced, the parties agree to discuss, in good faith, alternative fee arrangements.

          5. Each Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Service Activities, and will otherwise comply with all laws, rules and regulations applicable to such Service Activities.

          6. The Companies agree to provide copies of all historical records relating to the

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Companies' provision of the Service Activities in accordance with this
Agreement, and all written communications and other related materials regarding the Fund or a Portfolio to or from Contract owners, as reasonably requested by the Distributor or its representatives (which representatives may include, without limitation, the auditors or legal counsel of the Fund or the Distributor) to enable the Distributor, the Fund or their respective representatives to monitor and review the Service Activities provided by the Companies, or comply with any request of the Board of Trustees or "disinterested" Trustees of the Fund, or a governmental body or a self-regulatory organization.

          7. The Companies agree that they will permit the Distributor, the Fund or their respective representatives to have reasonable access to the Companies' personnel and records in order to facilitate the monitoring of the quality of the Service Activities.

          8. The Companies hereby agree to notify the Distributor promptly if for any reason they are unable to perform fully and promptly any of their obligations under this Agreement.

          9. This Agreement may be amended only by mutual consent of the parties hereto in writing and will terminate: (i) upon mutual agreement of the parties hereto, (ii) upon thirty (30) days advance written notice by either party delivered to the other party, or (iii) automatically upon the termination of the Participation Agreement except with respect to Existing Contracts, as defined in and consistent with the provisions of Section 17(c) of the Participation Agreement, investing in Class Y Shares of the Portfolios, provided that the Companies continue to perform the Service Activities with respect to such Existing Contracts.

          10. The provisions, construction, validity and effect of this Agreement will be construed in accordance with and governed by the laws of NewYork.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Michael J. Roscoe
       ------------------------------------
Name:  Michael J. Roscoe
       ------------------------------------
Title: Vice President, Actuary
       ------------------------------------

Tax ID:              06-0974148
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Companies Address:  200 Hopmeadow Street
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City, State, Zip:   Simsbury, CT 06089
                   -------------------------------------

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By:     /s/ Michael J. Roscoe
       ------------------------------------

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Name:   Michael J. Roscoe
       ------------------------------------
Title:  Vice President, Actuary
       ------------------------------------

Tax ID:              39-1052598
                   -------------------------------------
Companies Address:   200 Hopmeadow Street
                   -------------------------------------
City, State, Zip:    Simsbury, CT 06089
                   -------------------------------------

MORGAN STANLEY DISTRIBUTORS INC.

By:     /s/ John B. Kemp III
       ------------------------------------
       John B. Kemp III, PRESIDENT

c/o Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York 10020

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